                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

       Pursuant to Section 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  July 31, 1998
                                                -----------------------

                            First Pacific Networks, Inc.
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                 (Exact name of registrant as specified in charter)


      Delaware                        0-20238                  77-0174188
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(State or other jurisdiction         (Commission             (IRS Employer
   of incorporation)                 File Number)           Identification No.)


     871 Fox Lane, San Jose, California                          95131
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(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code     (408) 943-7600
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         (Former name or former address, if changed since last report)



           This Current Report, including exhibits, contains 5 pages.
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                   The Exhibit Index is located on page 5.
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

ITEM 5.

     On February 10, 1997, the Company voluntarily filed for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"). The petition was filed in the United States Bankruptcy Court for the Northern District of California, San Jose Division ( the "Court" ) and was assigned case number 97-51077ASW. The Company is operating as debtor-in-possession under the Bankruptcy Code. The Company has had limited capital available for reorganization and has been seeking a strategic relationship or capital infusion for such purpose and currently has no funds available to meet its current or future operating needs. Any trading of the Company's stock at this time should be considered highly speculative.

     The Company entered into a letter agreement on July 31, 1998 to sell substantially all of the assets of the Company to American Sterling Corporation
(ASC), a privately held company. The letter agreement was subject to a definitive purchase agreement and Court approval of bidding procedures. On August 6, 1998 the Court issued an order approving bidding procedures (which are on file with the Court) to be used in the event that any third party wishes to submit a competitive bid or offer.

     On August 10, 1998, the Company filed a motion with the Court seeking approval of the sale of substantially all of the assets of the Company pursuant to an Asset Purchase Agreement (the "Agreement") with ASC. The Agreement provides, among other things, for the sale of substantially all of the Company's assets in exchange for $292,300 in current cash consideration and assumption of certain contractual obligations and other liabilities. In addition, ASC will pay contingent future consideration equal to 3% of net sales, as defined in the Agreement, for a five year period from the date of the Agreement or $5,000,000, whichever occurs first. The Agreement is subject to ASC negotiating agreements to its satisfaction with Entergy Enterprises, Inc. (claim filed for $7,000,000) and Asset Recovery Group, LLC ($278,000 plus accrued interest pursuant a Loan and Security Agreement dated January 15, 1998). The management of the Company has been informed by ASC that it currently intends to tender employment offers to four members of the Company's management in the event that their transaction is approved by the Court. The Court hearing to review competitive bids, if any, and to approve the sale of assets is currently scheduled for Wednesday August 26, 1998.

     In the event that the transaction is approved by the Court (and is ultimately consummated) it is unlikely that any material amounts, if any, will be available for shareholders after payments for allowed creditor claims. The Company currently believes that if any funds ever become available to shareholders it most likely will be several years before such an event would occur.

     Bidding procedures are available from the Court and require, among other things, that a competitive bid must be tendered in the specified manner no later than Wednesday August 19, 1998. Bidding procedures may also be obtained from the Company's bankruptcy counsel Kaufman & Logan at 415-392-6677.

     As mentioned above, the Company is without funds to meet its current or future obligations and absent this transaction or a successful competitive overbid transaction, the Company believes it would have no alternative but to convert the proceedings to a Chapter 7 liquidation of the Company.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statement of Business Acquired.
             Not Applicable.

(b)       Pro Forma Financial Information.
             Not Applicable.

(c)       Exhibits
             None









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

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PACIFIC NETWORKS, INC.



Date:  August 14, 1998             By: /s/ Kenneth W. Schneider
                                        ---------------------------------
                                              Kenneth W. Schneider
                                             Chief Financial Officer









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                                   EXHIBIT INDEX




   Exhibit No.   Description
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
                 Not Applicable
















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